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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of World Color Press Inc. (formerly Quebecor World Inc.)

We consent to the inclusion in this annual report on Form 40-F of:

–
our Report of Independent Registered Public Accounting Firm dated March 1, 2010 on the consolidated balance sheets of World Color Press Inc. (formerly Quebecor World Inc.) ("the Company") and subsidiaries as at December 31, 2009 and 2008, and the consolidated statements of income (loss), comprehensive income (loss), shareholders' equity (deficit) and cash flows for the period from the seven-month period ended July 31, 2009 (to the fresh-start reporting date), the five-month period ended December 31, 2009, as well as for each of the years in the two-year period ended December 31, 2008;

–
our Report of Independent Registered Public Accounting Firm dated March 1, 2010 on the Company's internal control over financial reporting as of December 31, 2009 each of which is contained in this annual report on Form 40-F of the Company for the fiscal year ended December 31, 2009.

/s/ KPMG LLP
Chartered Accountants

Montréal, Canada
March 1, 2010

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM